United States
Securities and Exchange Commission
Washington, D.C. 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report: January 25, 2021
(Date of Earliest Event Reported)
REALTY INCOME CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	1-13374	33-0580106
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

11995 El Camino Real, San Diego, California 92130
(Address of principal executive offices)
(858) 284-5000
(Registrant’s telephone number, including area code)
N/A
(former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange On Which Registered
Common Stock, $0.01 Par Value	O	New York Stock Exchange
1.625% Notes due 2030	O30	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Retirement of Michael R. Pfeiffer as Executive Vice President, Chief Administrative Officer, General Counsel and Secretary
On January 25, 2021, Michael R. Pfeiffer notified Realty Income Corporation (the “Company”) of his intention to retire from his service to the Company on or about June 30, 2021 (the “Separation Date”). In preparation for his separation, Mr. Pfeiffer and the Company have agreed that Mr. Pfeiffer would resign from his positions as Executive Vice President, General Counsel and Secretary of the Company, effective upon the commencement of Michelle Bushore’s employment as Executive Vice President, Chief Legal Officer, General Counsel and Secretary on February 8, 2021, as further described below. Mr. Pfeiffer will continue to serve as a Chief Administrative Officer of the Company at his annual base salary rate until the Separation Date.

In connection with Mr. Pfeiffer’s assistance and cooperation with Ms. Bushore’s transition and the transition of the Company’s new Chief Financial Officer, Christie B. Kelly, the Compensation Committee (the “Committee”) of the Board of Directors of the Company has approved the following compensation for Mr. Pfeiffer: a 2021 target annual cash bonus equal to $495,000 (assuming June 30, 2021 Separation Date), 2019 and 2020 performance share awards previously granted to Mr. Pfeiffer will vest based on actual performance without pro ration, and a 2021 long-term incentive plan award with a value equal to $165,000. Mr. Pfeiffer will not otherwise participate in the 2021 long-term incentive performance share program.

Appointment of Michelle Bushore as Executive Vice President, Chief Legal Officer, General Counsel and Secretary

On January 25, 2021, the Company announced its appointment of Michelle Bushore as Executive Vice President, Chief Legal Officer, General Counsel and Secretary of the Company, effective as of February 8, 2021 (such date, or such other date as may be determined by the Board, the “Appointment Date”).

In addition, in connection with Ms. Bushore’s appointment as Executive Vice President, Chief Legal Officer, General Counsel and Secretary of the Company, the Committee approved the following compensation for Ms. Bushore in such capacities, effective as of the Appointment Date: an annual base salary of $520,000, a target annual cash bonus of $320,000, an initial target long-term incentive plan award of up to $1,260,000 (of which $315,000 will be subject to time-based vesting and $945,000 will be subject to performance-based vesting), and a relocation allowance up to $50,000. In addition, the Committee approved, effective as of the Appointment Date, a restricted stock grant under the Company’s 2012 Incentive Award Plan with a value of $100,000, 25% of which will vest on each of the four anniversaries of the grant date, subject to Ms. Bushore’s continued employment with the Company on the applicable vesting dates.

Prior to joining the Company, Ms. Bushore served as Executive Vice President, General Counsel, Chief Legal & Risk Officer of Caesars Holdings, Inc. (NASDAQ: CZR) (“Caesars”) since June 2019. Prior to that role, she served as Caesars’ Senior Vice President, Chief Governance & Transactional Officer, Corporate Secretary and Deputy General Counsel from October 2018 to June 2019. Prior to joining Caesars, she held various roles at Monsanto Company, a global provider of agricultural products, from November 2013 to September 2018, most recently serving as Deputy General Counsel and Corporate Secretary of Monsanto and Chief Legal Officer of The Climate Corporation. Earlier, she was in private practice as Counsel at the Silicon Valley office of Latham & Watkins LLP. Ms. Bushore holds a J.D. from University of Iowa College of Law, a M.A. in Philosophy and Ethics and a B.A. from University of Oklahoma.

There are no (i) family relationships between Ms. Bushore and any other director or executive officer of the Company, or with any person selected to become an officer or a director of the Company or (ii) related party transactions with Ms. Bushore requiring disclosure pursuant to Item 404 of Regulation S-K.

Participation in Executive Severance Plan

On January 25, 2021, in connection with Ms. Bushore’s appointment as Executive Vice President, Chief Legal Counsel, General Counsel and Secretary of the Company, the Committee designated Ms. Bushore as a participant in the Severance Plan, effective as of the Appointment Date, and Ms. Bushore and the Company entered into a participation agreement under the Severance Plan (the “Participation Agreement”), which will be effective upon the Appointment Date, in each case subject to the commencement of Ms. Bushore’s employment as Chief Legal Officer, General Counsel and Secretary of the Company. Pursuant to the Severance Plan and the Participation Agreement, following the commencement of Ms. Bushore’s employment as Chief Legal Officer, General Counsel and Secretary of the Company, if Ms. Bushore’s employment with the Company is terminated by the Company without “cause” or by Ms. Bushore due to a “constructive termination” (each as defined in the Severance Plan), then, subject to her execution and non-revocation of a severance agreement and general release of claims, Ms. Bushore will be entitled to receive:

•a lump-sum cash payment in an amount equal to the product of (x) one (or, in the event of a termination within 12 months following a change in control of the Company, two), and (y) the sum of (i) Ms. Bushore’s then-current annual base salary, plus (ii) the average annual cash bonus earned by Ms. Bushore for the previous three years (or, if Ms. Bushore was not previously eligible to earn an annual cash bonus, her target annual cash bonus);
•continued group health insurance coverage at the Company’s expense during the 12 month period (or, in the event of a termination within 12 months following a change in control of the Company, the 18 month period) following Ms. Bushore’s termination date or until Ms. Bushore becomes covered under another group health insurance plan, whichever occurs first; and
•each outstanding and unvested time-vesting restricted stock and restricted stock unit award held by Ms. Bushore will vest in full as of her termination date, and each outstanding and unvested performance-vesting equity award held by Ms. Bushore will be treated in accordance with the terms of the applicable plan and award agreement governing such award.

If Ms. Bushore’s employment with the Company is terminated by reason of her death or disability, then, each outstanding and unvested time-vesting restricted stock and restricted stock unit award held by Ms. Bushore will fully vest as of such termination date.

Ms. Bushore’s right to receive and retain the severance benefits payable under the Severance Plan is conditioned on her continued compliance with any restrictive covenants with respect to which she is bound and her timely return of all Company property in her possession following her termination date. The Participation Agreement contains certain restrictive covenants that will apply to Ms. Bushore, including a confidentiality covenant that extends indefinitely.

The foregoing descriptions of the Severance Plan and the Participation Agreement are not complete and are subject to and qualified in their entirety by the terms of the Severance Plan and Form of Participation Agreement previously filed as Exhibit 10.1 and 10.2, respectively, to the Company’s Current Report on Form 8-K, filed on January 18, 2019, each of which is incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially, including statements related to the disclosures contained herein. These risks and uncertainties include, among others, the risks and uncertainties included in the reports and other filings by the Company with the U.S. Securities and Exchange Commission, including the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020 and September 30, 2020, and in our Annual Report on Form 10-K for the year ended December 31, 2019 under the heading “Risk Factors.” The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 7.01    Regulation of FD Disclosure

On January 25, 2021, the Company issued a press release announcing the Mr. Pfeiffer’s planned retirement and the Company’s planned appointment of Ms. Bushore as Executive Vice President, Chief Legal Counsel, General Counsel and Secretary. A copy of this press release is furnished herewith as Exhibit 99.1.
The information in Item 7.01 of this Current Report on Form 8-K and the information contained in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, whether made before or after the date hereof, regardless of any general incorporation language in any such filing.

Item 9.01    Financial Statements and Exhibits
(d) Exhibits
99.1 Press release issued by Realty Income Corporation dated January 25, 2021
104 Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 26, 2021	REALTY INCOME CORPORATION

	By:	/s/ MICHAEL R. PFEIFFER
Michael R. Pfeiffer
Executive Vice President, Chief Administrative Officer, General Counsel and Secretary